QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-4) and related Prospectus of Andrew Corporation for the registration of its common and preferred stock and to the incorporation by reference therein of our report dated October 18, 2002, with respect to the consolidated financial statements and schedule of Andrew Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Chicago, Illinois June 6, 2003

QuickLinks

CONSENT OF INDEPENDENT AUDITORS